Attachment Two
Sub-item 77K
Changes in Registrants Certifying Accountant


July 21, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen

We have read the statement of Forum Funds (copy attached) which we understand will be included in response to Sub-item
77K of Form N-SAR and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


cc:	Mr. Stacey Hong
	Treasurer, Forum Funds